Exhibit 99.1

ANNUAL MEETING OF SHAREHOLDERS MAY 23, 2022

Speakers: Dennis W. Doll Chairman, President & CEO A. Bruce O’Connor Sr. Vice President, Treasurer & Chief Financial Officer Jay L. Kooper Vice President, General Counsel & Secretary

Forward Looking Statement As an introduction to the information we will be discussing, please be aware that some of our comments can be considered forward - looking statements as defined by the federal securities laws and as outlined in the Company’s SEC filings. As such, any forward - looking statements are based on currently available information and management’s assumptions, expectations and estimates; however, actual results may vary significantly. Risk factors that could cause actual results to vary from expectations are described in the Company’s filings with the SEC. These factors are also available in our most recent earnings release which can be viewed on our website at www.middlesexwater.com or in our Annual Report.

MSEX Milestones 125 Years of water utility service. 30 th Anniversary of the acquisition of Tidewater Utilities. 40 th Anniversary NASDAQ Listing. Added to the Standard & Poor’s Small Cap 600 Index. 4

Annual Financial Report

2021 Financial Highlights

Revenues..............................$143.1M

Net Income.........................$ 36.5M

Earnings Per Share............$ 2.07

5

First Quarter Results (Millions) 2022 2 02 1 Operating Revenues $36.2 $32.5 O & M Expenses $19.1 $18.4 Gain on Subsidiary Sale $ 5.2 $ - Net Income $12.1 $ 6 .9 Earnings Per Share $ 0.69 $ 0 .3 6 9

Sale of Subsidiary 7 ▪ Regulated Delaware wastewater utility - sold in January 2022. ▪ Limited growth opportunities. ▪ Utility plant investment headwinds. ▪ Other Delaware regulated and non - regulated businesses to continue.

Revenue 9% 91% Non Regulated Regulated New Jersey $86.4 Million 8 Delaware $44.3 Million Regulated

Net Income 7% 93% Non Regulated Regulated New Jersey $20.1 Million 9 Delaware $13.7 Million Regulated

Utility Plant (Millions) $332 $519 $598 $696 $744 $810 $168 $236 $255 $276 $298 $321 $0 $ 2 00 $ 4 00 $ 6 00 $ 8 00 $ 1 ,0 0 0 $ 1 ,2 0 0 2 0 11 2 0 18 2 0 19 2 0 20 2 0 21 2 0 2 2 E New Jersey D ela w are 10

Customers 65,960 66,020 66,040 66,060 66,090 49,670 52,130 55,280 57,880 60,380 0 2 0 ,0 0 0 4 0 ,0 0 0 6 0 ,0 0 0 8 0 ,0 0 0 1 0 0, 0 00 1 2 0, 0 00 1 4 0, 0 00 2 0 19 2 0 20 2 0 21 2 0 2 2 E 2 0 2 3 E New Jersey D ela w are 11

Capital Expenditures (Estimated) (Millions) Distribution Systems Production Systems IT Systems Other T otal 2022 2023 2024 202 2 - 2024 50 54 45 149 33 21 3 57 4 1 2 7 3 5 8 16 $ 90 $81 $58 $229

Capital Project Funding • Cash Flow From Operations. • Lines of Credit. • Remaining Proceeds 2021 DESRF Loan. • Common Stock Reinvestment Plan. • Private Placement Debt.

3% Stock Purchase Discount 14 • On purchases of MSEX Common Stock through the Company’s Investment Plan (the “Plan”). • Purchases by optional cash payment and/or by dividend reinvestment. • Began September 2021 and continues until 200,000 shares are purchased at the discounted price or August 1, 2022, whichever occurs first. • Proceeds will help fund our Water For Tomorrow® infrastructure investment program to ensure system reliability, resiliency and service quality for current and future generations of water users.

Dividends Paid Dividend increased by 6.4% in October 2021. Annual Dividend Rate: $1.16 per share 0.91 15 1.04 0.97 $0.86 $0.80 $0.60 $0.40 $0.20 $0.00 1.11 $ 1.00 $ 1.20 2 0 17 2 0 18 2 0 19 2 0 20 2 0 21

$1.38 $1.96 $2.01 $2.18 $2.07 62% 46% 49% 48% 54% 0% 1 0% 2 0% 3 0% 4 0% 5 0% 6 0% 7 0% $ 0 .00 $ 0 .50 $ 1 .00 $ 1 .50 $ 2 .00 $ 2 .50 2 0 17 2 0 18 2 0 19 2 0 20 2 0 21 Dividend Payout Ratio Diluted Earnings Per Share Diluted Earnings Per Share Dividend Payout Ratio 16 Diluted EPS Payout Ratio

OPER A TIONS HIGHLIGHTS

Ozone Plant & Associated Upgrades $70 million investment in drinking water treatment and electrical upgrades to support service in extended adverse weather events 18

New Treatment Mitigates Disinfection By - Products & Emerging Contaminants 19

Park Avenue Plant Interim Treatment Partial Interim Treatment to begin May 2022 with full plant completion expected by July 2023. 20

$10.2 Million project completed in Borough of Metuchen, NJ 4 Miles of main including service lines, valves and fire hydrants were upgraded RENEW 2021 RENEW 2022 $7.9 Million project under way in Woodbridge NJ 4.5 Miles of main including service lines, valves and fire hydrants are being upgraded Lead Service Line Replacement Pilot Program Now Part of RENEW 2022 21

Lead Service Line Replacement In accordance with the New Jersey Legislation signed into law on July 22, 2021, utilities must replace the entire length of the lead or galvanized steel service line from the water main in the street to the water meter on the home or building owner’s property within 10 years. 22

Emergency Preparedness Georgia Simpson named Chief Technology Officer 23 MWC Teams participate in the Broken Silos Emergency Drill

Governance Update Vaughn L. McKoy, JD, MBA named to Board of Directors, Class III on July 15, 2021. 24 Mr. McKoy is Partner with the firm of Inglesino, Webster, Wyciskala & Taylor, LLC where he specializes in general and commercial litigation, regulatory matters, corporate governance, ethics and compliance and government affairs. In August 2021, the Board of Directors of Middlesex Water Company adopted a new and expanded Code of Ethics for Directors, Officers, Employees and Suppliers. The expanded code, includes a Code of Business Conduct and Ethics for the Board and also a Supplier Code of Conduct providing added guidelines for vendor business conduct.

Our Sustainability Journey Continuing Our Progress x Improved transparency and disclosure x Greater engagement with rating agencies x Now tracking carbon emissions in NJ and DE x Enhanced dialogue and training related to Diversity, Equity and Inclusion x Remote work model adopted to ensure work life balance x Expanded Insider Trading Policy and team training x Expanded Code of Conduct now includes Supplier Conduct Guidelines x Increased cybersecurity training x More stringent capital project management and procurement policies 25

Time Allotted for Shareholder Questions

Thank you for participating in our ANNUAL MEETING. For more information, please visit the Investors tab at www.middlesexwater.com